UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 2, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ 85016

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

 (ISSUER TELEPHONE NUMBER)

ALPINE 4 TECHNOLOGIES LTD.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On March 2, 2021, the Board of Directors (the “Board”) of Alpine 4 Holdings, Inc. (formerly Alpine 4 Technologies Ltd.), a Delaware corporation (the “Company”) unanimously determined to increase the size of the Board, and appointed four new independent directors in connection with the Company’s efforts to uplist its Class A common stock for trading on The Nasdaq Stock Market.

The new directors are Gerry Garcia, Edmond Lew, Christophe Jeunot, and Jonathan Withem. Biographical information about the new directors is provided below.

Mrs. Gerry Garcia was appointed to the Board on March 2, 2021.  There was no arrangement or understanding between the Company and Mrs. Garcia pursuant to which Mrs. Garcia was selected or appointed as a Director.  The Board has asked Mrs. Garcia to serve on the Audit Committee and Compensation Committee of the Board.

Mrs. Garcia is an Independent Consultant with more than 18 years of combined business and educational experience, including more than 4 years as the Director of Operations at an Arizona-based charter school.  Mrs. Garcia has spent the last 16 years serving as a member on multiple Boards of Directors for various non-profit 501(c)(3) organizations. The Board feels that her knowledge of financial/strategic planning and reporting, budget analysis, and fiduciary prudence from prior Boards will be paramount to upholding the financial accountability, stability and strength of the Company. Mrs. Garcia’s extensive efforts in Special Education have been driven by her passion to lift up and add value to all around her.

There are no transactions or proposed transactions between the Company and Mrs. Garcia required to be disclosed as “related party transactions” pursuant to Item 404(a) of Regulation S-K.

Mr. Lew was appointed to the Board of Directors on March 2, 2021.  There was no arrangement or understanding between the Company and Mr. Lew pursuant to which Mr. Lew was selected or appointed as a Director.  The Board has asked Mr. Lew to serve on the Audit Committee and Compensation Committee of the Board.

Mr. Lew started his career in Information Technology (“IT”) as a Systems Engineer, building out hosted applications and delivering them through terminal computing in the early 2000s.  This model would evolve and later be adopted as what is now recognized as cloud computing. After working in the support, implementation, and data center sides of the industry, Mr. Lew went out on his own as an IT consultant. Mr. Lew was self-employed for 14 years, lending his expertise to businesses in the construction, hospitality, utilities, education, arts, logistics, law enforcement and technology fields.  Additionally, Mr. Lew has given back to the community by volunteering extensively over the past 15 years with various charities and non-profits, focusing on arts and social service organizations.  In the interest of becoming a more capable and effective leader, Mr. Lew has completed board governance and diversity training courses and has applied those skills in his volunteer work as well as his professional career. Mr. Lew is an avid cyclist, a talented private chef and a former competitive eater.

There are no transactions or proposed transactions between the Company and Mr. Lew required to be disclosed as “related party transactions” pursuant to Item 404(a) of Regulation S-K.

Mr. Jeunot was appointed to the Board of Directors on March 2, 2021.  There was no arrangement or understanding between the Company and Mr. Jeunot pursuant to which Mr. Jeunot was selected or appointed as a Director.  The Board has asked Mr. Jeunot to serve on the Audit Committee and Compensation Committee of the Board.

Mr. Jeunot collaborates with Fortune 500 national and international companies as a Story Board Artist aiding in movie, television and branding campaigns. His clients range from Netflix and Peloton to Goldman Sachs, Exxon Mobile, Samsung and 3M, among others. Mr. Jeunot’s European perspective and creativity allows solutions to be derived through an alternative lens, lending to diverse and dynamic thinking within strategic planning sessions. Mr. Jeunot’s affinity for nature and the environment makes him a conscientious proponent for green technologies.

There are no transactions or proposed transactions between the Company and Mr. Jeunot required to be disclosed as “related party transactions” pursuant to Item 404(a) of Regulation S-K.

Mr. Withem was appointed to the Board of Directors on March 2, 2021.  There was no arrangement or understanding between the Company and Mr. Withem pursuant to which Mr. Withem was selected or appointed as a Director.  The Board has asked Mr. Withem to serve on the Audit Committee and Compensation Committee of the Board.

Mr. Withem contributed to the development of custom interfaces for eCommerce and onsite sales for entertainment company ETIX. As one of the largest interactive ticketing platforms, ETIX processes over 50 million tickets in 40 countries annually. Mr. Withem has experience working with a variety of teams to create, test and release new products, in addition to client training. Mr. Withem’s expertise in project management and budgetary compliance ensures adherence to strict time frames in the achievement of established goals. Mr. Withem is an avid music lover, teaching music curriculum privately and for a California liberal arts university remotely.

There are no transactions or proposed transactions between the Company and Mr. Withem required to be disclosed as “related party transactions” pursuant to Item 404(a) of Regulation S-K.

Director Fees

Each of the new Directors will receive annual Director Fees of $24,000.

Resignation of Scott Edwards

On March 2, 2021, Scott Edwards informed the Board of his decision to retire from the Board, and tendered his resignation from the Board. The Company accepted Mr. Edwards’s resignation.

After six and a half years of service, Mr. Edwards decided to retire from the Company for personal reasons and to spend more time with family. There were no disputes or disagreements with the Company relating to the Company’s operations, policies or practices.  The Company thanks him for his service and guidance for the past six and a half years and wishes Mr. Edwards the very best in his retirement.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

99Press Release dated March 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: March 3, 2021